Exhibit 99.1

ZeroFox to be Acquired by Haveli

ZeroFox announces definitive agreement to be acquired by Haveli Investments for $350M.

Deal price represents a premium of 45% to the 90-day volume weighted average share price.

ZeroFox to become a privately held company upon completion of the transaction.

Washington, D.C., – February 6, 2024 – ZeroFox Holdings, Inc. (Nasdaq: ZFOX) (“ZeroFox”), a leading provider of external cybersecurity, today announced that it has entered into a definitive agreement to be acquired by Haveli Investments, a technology-focused private equity firm, in an all-cash transaction with an enterprise value of approximately $350 million.

Under the terms of the merger agreement, ZeroFox stockholders will receive $1.14 per share in cash upon completion of the transaction. The per share purchase price represents a premium of 45% over the volume weighted average price for the 90-day day period ending February 2, 2024.

“We are on a mission to protect our customers from advanced external cybersecurity threats. The volume and sophistication of these attacks continue to increase each week, and our customers need true partners that are aligned with them for years to come,” said James C. Foster, Founder, Chairman and Chief Executive Officer of ZeroFox. “With Haveli Investments, ZeroFox has identified a strong partner with the right combination of high growth software experience, strategic and operational resources, and a shared passion and commitment to external cybersecurity. We believe that this transaction represents a compelling outcome for ZeroFox stockholders, particularly given the volatility in the market, and best positions ZeroFox for our next phase of growth.”

“We’re excited to partner with ZeroFox, a leader in Digital Risk Protection and Threat Intelligence,” said Ian Loring, Senior Managing Director and Executive Chair of the Haveli Investments Software Fund. “ZeroFox’s innovative solutions enable organizations to proactively identify, manage, and remediate external digital threats at scale. With a large and expanding customer base, and consistent growth, ZeroFox is well positioned in an important and expanding category. We look forward to working closely with ZeroFox’s talented leadership team to propel the company into its next phase of growth as the cybersecurity landscape continues to evolve.”

“A special committee of the ZeroFox board conducted a thorough evaluation of capital structure alternatives, which included multiple discussions and interactions with a number of financial and strategic partners,” said Todd Headley, Lead Independent Director of the ZeroFox Board of Directors. “During this comprehensive process it became clear that partnering with Haveli Investments was the best path forward for customers, employees, and maximizing stockholder value.”

Transaction Details

The transaction, which was unanimously approved and recommended by a Special Committee comprised of independent members of ZeroFox’s Board of Directors and unanimously approved by ZeroFox’s Board of Directors, is expected to close in the first half of 2024, subject to customary closing conditions, including approval by ZeroFox stockholders and the receipt of required regulatory approvals.

The transaction is not subject to a financing condition.

Upon completion of the transaction, ZeroFox’s common stock will no longer be publicly listed on the Nasdaq Global Market, and ZeroFox will become a privately held company.

Advisors

Piper Sandler is serving as the lead financial advisor to ZeroFox and Stifel served as an additional financial advisor. Venable LLP is serving as legal advisor to ZeroFox. BTIG and Evercore are serving as financial advisors for Haveli Investments, and BTIG is serving as structuring advisor on debt financing to Haveli Investments. Ropes & Gray LLP is serving as legal advisor to Haveli Investments.

About ZeroFox

ZeroFox (Nasdaq: ZFOX), an enterprise software-as-a-service leader in external cybersecurity, has redefined security outside the corporate perimeter on the internet, where businesses operate, and threat actors thrive. The ZeroFox platform combines advanced AI analytics, digital risk and privacy protection, full-spectrum threat intelligence, and a robust portfolio of breach, incident and takedown response capabilities to expose and disrupt phishing and fraud campaigns, botnet exposures, credential theft, impersonations, data breaches, and physical threats that target your brands, domains, people, and assets. Join thousands of customers, including some of the largest public sector organizations as well as finance, media, technology and retail companies to stay ahead of adversaries and address the entire lifecycle of external cyber risks. ZeroFox and the ZeroFox logo are trademarks or registered trademarks of ZeroFox, Inc. and/or its affiliates in the U.S. and other countries. Visit www.zerofox.com for more information.

About Haveli Investments

Haveli Investments is an Austin-based private equity firm that seeks to invest in the highest quality companies in the technology sector through control, minority or structured equity and debt investments with a focus on software, data, gaming and adjacent industries. The firm seeks to partner with innovative companies, entrepreneurs and management teams throughout a company’s life cycle. Haveli’s experienced team of investors and diverse industry experts will provide operational and strategic support, enabling portfolio companies to focus on driving innovation and increasing growth, scale and operating margins. Underscoring Haveli’s investments is an unwavering focus on DEI and sustainability. For more information, please visit www.haveliinvestments.com, or follow Haveli on LinkedIn, @Haveli Investments.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving ZeroFox. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, ZeroFox plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”) relating to a special meeting of its stockholders, and may file other documents with the SEC relating to the proposed transaction.

This communication is not a substitute for the Proxy Statement or any other document that ZeroFox may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ZEROFOX ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at a stockholder meeting of ZeroFox to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in the Proxy Statement. Investors and security holders will be able to obtain the Proxy Statement and other documents ZeroFox files with the SEC (when available) free of charge at the SEC’s website (http://www.sec.gov) or at ZeroFox’s investor relations website at: https://ir.zerofox.com/ or by emailing investor@ZeroFox.com.

Participants in the Solicitation

ZeroFox and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ZeroFox’s stockholders in connection with the proposed transaction. Information regarding ZeroFox’s directors and executive officers and their ownership of ZeroFox’s common stock is set forth in the definitive proxy statement for ZeroFox’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on May 15, 2023. To the extent the holdings of ZeroFox’s securities by ZeroFox’s directors and executive officers have changed since the amounts set forth in the Company’s proxy statement for ZeroFox’s 2023 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the proposed transaction, including the anticipated timing of closing of the transaction. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the ability of ZeroFox to meet expectations regarding the timing and completion of the proposed transaction; the possibility that the conditions to the closing of the proposed transaction are not satisfied, including the risk that the required regulatory approvals are not obtained or that ZeroFox’s stockholders do not approve the proposed transaction; the occurrence of any event, change or other circumstances that could result in the merger agreement being terminated or the proposed transaction not being completed on the terms reflected in the merger agreement, or at all; the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee; potential litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have adverse effects on the market price of ZeroFox’s common stock; the ability of each party to consummate the proposed transaction; risks related to the possible disruption of management’s attention from ZeroFox’s ongoing business operations due to the proposed transaction; the effect of the announcement of the proposed transaction on the ability of ZeroFox to retain and hire key personnel and maintain relationships with customers and business partners; the risk of unexpected costs or expenses resulting from the proposed transaction; and other risks and uncertainties detailed in the periodic reports that ZeroFox files with the SEC, including ZeroFox’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, as updated by its subsequent Quarterly Reports on Form 10-Q. If any of these risks or uncertainties materialize, or if any of ZeroFox’s assumptions prove incorrect, ZeroFox’s actual results could differ materially from the results expressed or implied by these forward-looking statements. In addition, other unpredictable or unknown factors not discussed in this document could also have material adverse effects on forward-looking statements. All forward-looking statements in this communication are based on information available to ZeroFox as of the date of this communication, and ZeroFox does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

For Haveli:

Investors

Caroline Bal Doherty

Haveli Investments

cdoherty@havelii.com

Media

Hugh Burns/Paul Caminiti/Pamela Greene

Reevemark

(212) 433-4603

HaveliTeam@Reevemark.com

For ZeroFox:

Media Inquiries

Maisie Guzi, ZeroFox

press@zerofox.com

Investor Relations

Todd Weller, ZeroFox

investor@zerofox.com